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                                                                   Exhibit 10.18

                              EMPLOYMENT AGREEMENT

        This EMPLOYMENT Agreement (this "Agreement") is made and entered into this 11th day of September, 2001 by and between MAPICS, Inc., a Georgia corporation (hereinafter, the "Company"), and Michael Casey (hereinafter, "Executive"), to be effective as of the date hereof (the "Effective Date").

                                   BACKGROUND
                                   ----------

        The Company desires to retain Executive as its Chief Financial Officer and Executive desires to be employed on a full time basis by the Company in such position.


        NOW THEREFORE, in consideration of the foregoing and of the mutual covenants and agreements set forth herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

        1. Employment. Executive is hereby employed on the Effective Date as the
           ----------
Chief Financial Officer of the Company, being a full time employee of the Company. Executive shall be located at the Company's headquarters in Alpharetta, Georgia. The position of Executive is generally described in Exhibit A hereto. In his capacity as Chief Financial Officer of the Company, Executive shall faithfully and diligently perform the responsibilities and duties as are assigned to him from time to time by the Chief Executive Officer or Board of Directors of the Company. Executive will report directly to the Chief Executive Officer.

        2. Employment Period. Unless earlier terminated herein in accordance
           -----------------
with Section 6 hereof, Executive's employment shall be for a three year term (the "Employment Period"), beginning on the Effective Date. Beginning on the third anniversary of the Effective Date and on each anniversary thereafter, the Employment Period shall, without further action by Executive or the Company, be extended by an additional one-year period; provided, however, that either party
                                           --------  -------
may, by notice to the other given not less than sixty (60) days prior to the expiration of the Employment Period or any subsequent anniversary, cause the Employment Period to cease to extend automatically. Upon such notice, the Employment Period shall terminate upon the expiration of the then-current term, including any prior extensions.

        3. Extent of Service. During the Employment Period, and except as
           -----------------
provided below, Executive agrees to devote his business time, attention, skill and efforts exclusively to the faithful performance of his duties hereunder; provided, however, that it shall not be a violation of this Agreement for
--------  -------
Executive to (i) devote reasonable periods of time to charitable and community activities and, with the approval of the Company, industry or professional activities, and/or (ii) manage personal business interests and investments, so long as such activities do not interfere or conflict with the performance of Executive's responsibilities under this Agreement.

        4.     Compensation and Benefits.
               -------------------------

               (a) Base Salary. During the Employment Period, the Company will
                   -----------
pay to Executive a base salary in the amount of not less than U.S. $240,000 per year ("Base Salary"), less normal withholdings, payable in equal semi-monthly or more frequent installments as are customary under the Company's payroll practices from time to time. The Compensation Committee of the Board of Directors of the Company shall review Executive's Base Salary and Annual Bonus annually and in its sole discretion, may adjust Executive's Base Salary and Annual Bonus from year to year. The annual review of Executive's salary by the Committee will consider, among other things, Executive's own performance and the Company's performance.

               (b) Initial Grant of Stock Options. On the Effective Date,
                   ------------------------------
Executive shall be granted options to acquire 200,000 shares of the common stock of the Company (the "Options"), which Options will have a per-share exercise price equal to the fair market value of such stock on the Effective Date and a term of ten years, unless terminated earlier in certain circumstances set forth in the Plan or the Award Certificate. The Options will become fully vested and exercisable as to 25% of the option shares on the first, second, third and fourth anniversaries of the Effective Date. The Options, which will be granted under and pursuant to the terms of the Company's Amended and Restated 1998 Long-Term Incentive Plan and an Award Certificate, are intended to be incentive stock options to the extent permitted by law.

               (c) Incentive, Savings and Retirement Plans. During the
                   ---------------------------------------
Employment Period, Executive shall be eligible to participate in all incentive, savings and retirement plans, practices, policies and programs applicable generally to senior executive officers of the Company ("Peer Executives"), and on the same basis as such Peer Executives. Without limiting the foregoing, Executive will be entitled to the following special incentives:

                   (i)  Retention Bonus.  Executive will receive special
                        ---------------
retention bonuses (each a "Retention Bonus") as follows: $100,000 payable on the first anniversary of the Effective Date, and $100,000 payable on the second anniversary of the Effective Date, and $100,000 payable on the third anniversary of the Effective Date; provided that Executive is still employed by the Company on such dates or such Retention Bonuses become payable pursuant to Section 7(a)(i)(C), 7(b), 7(c) or 7(e) hereof.

                   (ii) Annual Bonus.  Executive will have a target annual bonus
                        -------------
of not less than US $160,000 (the "Annual Bonus"), to be earned based on the achievement of individual, group or Company performance objectives established from year to year by the Chief Executive Officer. The Annual Bonus will be paid at such times as are

                                      -2-

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customary for Peer Executives. The Annual Bonus for fiscal year 2001 will be prorated from the Effective Date to the end of the Company's fiscal year 2001.

               (d) Welfare Benefit Plans. During the Employment Period,
                   ---------------------
Executive and Executive's family shall be eligible for participation in, and shall receive all benefits under, the welfare benefit plans, practices, policies and programs provided by the Company (including, without limitation, vacation, medical, prescription, dental, disability, employee life, group life, accidental death and travel accident insurance plans and programs) ("Welfare Plans") to the extent applicable generally to Peer Executives.

               (e) Expenses. During the Employment Period, Executive shall be
                   --------
entitled to receive prompt reimbursement for all reasonable expenses incurred by Executive in accordance with the policies, practices and procedures of the Company to the extent applicable generally to Peer Executives.

        5.     Change of Control.  For the purposes of this Agreement, a "Change
               -----------------
of Control" shall mean:

               (a) The acquisition by any individual, entity or group (within the meaning of Section 13(d)(3) or 14(d)(2) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")) (a "Person") of beneficial ownership (within the meaning of Rule 13d-3 promulgated under the Exchange Act) of 25% or more of the combined voting power of the then outstanding voting securities of the Company entitled to vote generally in the election of directors (the "Outstanding Company Voting Securities"); provided, however, that for purposes of this subsection
         (a), the following acquisitions shall not constitute a Change of
         Control: (i) any acquisition by a Person who is on the date of this Agreement the beneficial owner of 25% or more of the Outstanding Company Voting Securities, (ii) any acquisition directly from the Company, (iii) any acquisition by the Company, (iv) any acquisition by any employee benefit plan (or related trust) sponsored or maintained by the Company or any corporation controlled by the Company, or (v) any acquisition by any corporation pursuant to a transaction which complies with clauses (i), (ii) and (iii) of subsection (c) of this Section 5; or

               (b) Individuals who, as of the date of this Agreement, constitute the Board (the "Incumbent Board") cease for any reason to constitute at least a majority of the Board; provided, however, that any individual becoming a director subsequent to the date of this Agreement whose election, or nomination for election by the Company's stockholders, was approved by a vote of at least a majority of the directors then comprising the Incumbent Board shall be considered as though such individual were a member of the Incumbent Board, but excluding, for this purpose, any such individual whose initial assumption of office occurs as a result of an actual or threatened election contest with respect to the election or removal of directors or other actual or threatened solicitation of proxies or consents by or on behalf of a Person other than the Board; or

                                      -3-

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               (c) Consummation of a reorganization, merger or consolidation or sale or other disposition of all or substantially all of the assets of the Company (a "Business Combination"), in each case, unless, following such Business Combination, (i) all or substantially all of the individuals and entities who were the beneficial owners, respectively, of the Outstanding Company Common Stock and outstanding Company Voting Securities immediately prior to such Business Combination beneficially own, directly or indirectly, more than 60% of, respectively, the then outstanding shares of common stock and the combined voting power of the then outstanding voting securities entitled to vote generally in the election of directors, as the case may be, of the corporation resulting from such Business Combination (including, without limitation, a corporation which as a result of such transaction owns the Company or all or substantially all of the Company's assets either directly or through one or more subsidiaries) in substantially the same proportions as their ownership, immediately prior to such Business Combination of the Outstanding Company Common Stock and Outstanding Company Voting Securities, as the case may be,
         (ii) no Person (excluding any corporation resulting from such Business Combination or any employee benefit plan (or related trust) of the Company or such corporation resulting from such Business Combination) beneficially owns, directly or indirectly, 25% or more of the combined voting power of the then outstanding voting securities of such corporation except to the extent that such ownership existed prior to the Business Combination, and (iii) at least a majority of the members of the board of directors of the corporation resulting from such Business Combination were members of the Incumbent Board at the time of the execution of the initial agreement, or of the action of the Board, providing for such Business Combination; or

               (d) Approval by the stockholders of the Company of a complete liquidation or dissolution of the Company.

        6.     Termination of Employment.
               -------------------------

               (a) Death or Disability. Executive's employment shall terminate
                   -------------------
automatically upon Executive's death during the Employment Period. If the Company determines in good faith that the Disability of Executive has occurred during the Employment Period (pursuant to the definition of Disability set forth below), it may give to Executive written notice in accordance with Section 13(b) of this Agreement of its intention to terminate Executive's employment. In such event, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice by Executive (the "Disability Effective Date"), provided that, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" shall mean the absence of Executive from Executive's duties with the Company on a full-time basis for 180 consecutive days as a result of incapacity due to mental or physical illness which is determined to be total and

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permanent by a physician selected by the Company or its insurers and acceptable to Executive or Executive's legal representative.

          (b)  Cause. The Company may terminate Executive's employment during
               -----
the Employment Period with or without Cause. For purposes of this Agreement, "Cause" shall mean:

               (i) the willful and continued failure, after demand as described in this paragraph below, of Executive to perform substantially Executive's duties with the Company or one of its affiliates (other than any such failure resulting from incapacity due to physical or mental illness), after a written demand for substantial performance is delivered to Executive by the Board or the Chief Executive Officer of the Company which specifically identifies the manner in which the Board or Chief Executive Officer believes that Executive has not substantially performed Executive's duties, or

               (ii) the willful engaging by Executive in illegal conduct (as finally determined by a court or, in the event of a crime, final conviction or entering a plea of nolo contendere) or misconduct which, in the case of illegal conduct or misconduct, is materially and demonstrably injurious to the Company.

For purposes of this provision, no act or failure to act, on the part of Executive, shall be considered "willful" unless it is done, or omitted to be done, by Executive in bad faith or without reasonable belief that Executive's action or omission was in the best interests of the Company. Any act, or failure to act, based upon authority given pursuant to a resolution duly adopted by the Board or upon the instructions of the Chief Executive Officer or a senior officer of the Company or based upon the advice of counsel for the Company (unless Executive's own independent counsel advises the Executive in writing that such act or failure to act does not comply with applicable law) shall be conclusively presumed to be done, or omitted to be done, by Executive in good faith and in the best interests of the Company. The cessation of employment of Executive shall not be deemed to be for Cause unless and until there shall have been delivered to Executive a copy of a resolution duly adopted by the affirmative vote of not less than three-quarters of the entire membership of the Board at a meeting of the Board called and held for such purpose (after reasonable notice is provided to Executive and Executive is given an opportunity, together with counsel, to be heard before the Board), finding that, in the good faith opinion of the Board, Executive is guilty of the conduct described in subparagraph (i) or (ii) above, and specifying the particulars thereof in detail.

          (c)  Good Reason. Executive's employment may be terminated by
               -----------
Executive for Good Reason or for no reason. For purposes of this Agreement, "Good Reason" shall mean:

               (i) the assignment to Executive of any duties materially inconsistent with Executive's position (including status, office, title and reporting requirements), authority, duties or responsibilities as contemplated by Section 1 of this Agreement, or any other action by the Company which results in a diminution in such position, authority, duties or responsibilities, excluding for this purpose an isolated, insubstantial and inadvertent action not taken in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

               (ii) any failure by the Company to comply with any of the provisions of Section 4 of this Agreement, other than an isolated, insubstantial and inadvertent failure not occurring in bad faith and which is remedied by the Company promptly after receipt of notice thereof given by Executive;

               (iii) any termination by the Company of Executive's employment without Cause or other than for Death or Disability;

               (iv)  any failure by the Company to comply with and satisfy
Section 12(c) of this Agreement; or,

               (v) in order for Executive to perform his material duties, the Executive is required to be based or spend a material portion of his time at any offices or locations other than a location or office less than 35 miles from the Company's headquarters in Alpharetta, Georgia; provided, however, that Executive understands that the position and duties could involve a reasonable amount of travel to other locations.

     For purposes of this Section 6(c), any good faith determination of "Good Reason" made by Executive shall be conclusive. Anything in this Agreement to the contrary notwithstanding, a termination by Executive for any reason during the 30-day period immediately following the first anniversary of a Change in Control of the Company shall be deemed to be a termination for Good Reason for all purposes of this Agreement.

          (d)  Notice of Termination. Any termination by the Company for Cause,
               ---------------------
or by Executive for Good Reason, shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 13(b) of this Agreement. For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) to the extent applicable, sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated and (iii) if the Date of Termination (as defined below) is other than the date of receipt of such notice, specifies the termination date (which date shall be not more than 30 days after the giving of such notice). The failure by Executive or the Company to set forth in the Notice of Termination any fact or circumstance which contributes to a showing of Good Reason or Cause shall not waive any right of Executive or the Company, respectively, hereunder or preclude Executive or the Company, respectively, from asserting such fact or circumstance in enforcing Executive's or the Company's rights hereunder.

          (e)  Date of Termination. "Date of Termination" means (i) if
               -------------------
Executive's employment is terminated by the Company for Cause, or by Executive for Good Reason, the date of receipt of the Notice of Termination or any later date specified therein, as the case may be, (ii) if Executive's employment is terminated by the Company other than for Cause or Disability, the Date of Termination shall be the date on which the Company notifies Executive of such termination or any later date specified in such notice, (iii) if Executive's employment is terminated by reason of death or Disability, the Date of Termination shall be the date of death of Executive or the Disability Effective Date, as the case may be.

     7.   Obligations of the Company upon Termination or Non-renewal by Company.
          ---------------------------------------------------------------------

          (a)  Good Reason; Other Than for Cause, Death or Disability. If the
               ------------------------------------------------------
Company shall terminate Executive's employment other than for Cause, Death or Disability, or Executive shall terminate employment for Good Reason, then in consideration of Executive's services rendered prior to such termination and of Executive's covenants contained in Section 11 hereof:


               (i) the Company shall pay to Executive in a lump sum in cash within 30 days after the Date of Termination the aggregate of the following amounts:

                        A. the sum of (1) Executive's Base Salary through the Date of Termination to the extent not theretofore paid, (2) the product of (x) Executive's Annual Bonus paid or payable, including any bonus or portion thereof which has been earned but deferred, for the most recently completed fiscal year during the Employment Period (provided that during the initial full fiscal year of the Employment Period, the target amount specified in section 4(c)(ii) shall be used to calculate the amount payable for purposes of this subsection 7(a)(i)(A)(2)(x)), if any, but specifically excluding any Retention Bonus (such amount being referred to as the "Most Recent Annual Bonus") and (y) a fraction, the numerator of which is the number of days in the current fiscal year through the Date of Termination, and the denominator of which is 365, and (3) any compensation previously deferred by Executive (together with any accrued interest or earnings thereon and subject to any prior election by Executive to receive such deferred amounts in installments) and any accrued vacation pay, in each case to the extent not theretofore paid (the sum of the amounts described in clauses (1), (2), and (3) shall be hereinafter referred to as the "Accrued Obligations"); and

                        B. the amount equal to 50% of the sum of (1) Executive's Base Salary and (2) the Most Recent Annual Bonus; and

                        C. any unpaid Retention Bonus(es); and

               (ii) for six months after the Date of Termination, or such longer period as may be provided by the terms of the appropriate plan, program, practice or policy, the Company shall continue benefits to Executive and/or Executive's family at least equal to those which would have been provided to them in accordance with the Welfare Plans described in Section 4(d) of this Agreement if Executive's employment had not been terminated or, if more favorable to Executive, as in effect generally at any time thereafter with respect to other Peer Executives, provided, however, that if Executive becomes re-employed with another employer and is eligible to receive medical or other welfare benefits under another employer provided plan, the medical and other welfare benefits described herein shall be secondary to those provided under such other plan during such applicable period of eligibility. For purposes of determining eligibility (but not the time of commencement of benefits) of Executive for retiree benefits pursuant to such plans, practices, programs and policies, Executive shall be considered to have remained employed until six months after the Date of Termination and to have retired on the last day of such period;

               (iii) to the extent not theretofore paid or provided, the Company shall timely pay or provide to Executive any other amounts or benefits required to be paid or provided or which Executive is eligible to receive under any plan, program, policy or practice or contract or agreement of the Company and its affiliated companies (such other amounts and benefits shall be hereinafter referred to as the "Other Benefits").

               (iv) notwithstanding any provision of this Agreement to the contrary, Executive shall forfeit his right to receive, or, to the extent such amounts have previously been paid to Executive, shall repay in full to the Company within thirty (30) days of a final determination of Executive's liability therefor as set forth below, the amount described in Section 7(a)(i)(B) of this Agreement if 1) Executive fails to execute a Release in substantially the form as attached hereto as Exhibit B promptly upon request by the Company or 2) at any time during the period specified he violates the Restrictive Covenants set forth in Section 11 hereof.

          (b)  Death. If Executive's employment is terminated by reason of
               -----
Executive's death, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than for payment of Accrued Obligations and any unpaid Retention Bonus and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive's estate or beneficiary, as applicable, in a lump sum in cash within 30 days of the Date of Termination. With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 7(b) shall include without limitation, and Executive's estate and/or beneficiaries shall be entitled to receive, benefits under such plans, programs, practices and policies relating to death benefits, if any, as are applicable to Executive on the date of his death.

          (c)  Disability. If Executive's employment is terminated by reason of
               ----------
Executive's Disability, this Agreement shall terminate without further obligations to Executive, other than for payment of Accrued Obligations and any unpaid Retention Bonus and the timely payment or provision of Other Benefits. Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.

With respect to the provision of Other Benefits, the term Other Benefits as utilized in this Section 7(c) shall include, and Executive shall be entitled after the Disability Effective Date to receive, disability and other benefits under such plans, programs, practices and policies relating to disability, if any, as are applicable to Executive and his family on the Date of Termination.

          (d)  Cause; Other than for Good Reason. If Executive's employment
               ---------------------------------
shall be terminated for Cause, this Agreement shall terminate without further obligations to Executive other than the obligation to pay to Executive (x) his Base Salary through the Date of Termination, (y) the amount of any compensation previously deferred by Executive, and (z) Other Benefits, in each case to the extent theretofore unpaid. If Executive voluntarily terminates employment during the Employment Period, excluding a termination for Good Reason, this Agreement shall terminate without further obligations to Executive, other than for Accrued Obligations and the timely payment or provision of Other Benefits. In such case, all Accrued Obligations shall be paid to Executive in a lump sum in cash within 30 days of the Date of Termination.

          (e)  Non-renewal by Company. If the Company notifies Executive of its
               ----------------------
decision not to renew this Agreement beyond the initial Employment Period, the Company's obligation to pay any unpaid Retention Bonus as expressed in this Agreement shall survive such termination.

     8.   Non-exclusivity of Rights. Nothing in this Agreement shall prevent or
          -------------------------
limit Executive's continuing or future participation in any plan, program, policy or practice provided by the Company or any of its affiliated companies and for which Executive may qualify, nor, subject to Section 13(f), shall anything herein limit or otherwise affect such rights as Executive may have under any contract or agreement with the Company or any of its affiliated companies. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan, policy, practice or program of or any contract or agreement with the Company or any of its affiliated companies at or subsequent to the Date of Termination shall be payable in accordance with such plan, policy, practice or program or contract or agreement except as explicitly modified by this Agreement.

     9.   Full Settlement. Except as explicitly provided herein, the Company's
          ---------------
obligation to make the payments provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any set-off, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement and, except as explicitly provided herein, such amounts shall not be reduced whether or not Executive obtains other employment. The Company agrees to pay as incurred, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company, Executive or others of the validity or enforceability of, or liability under, any provision of this Agreement or any guarantee of performance thereof (including as a result of any contest by Executive about the amount of any payment pursuant to this Agreement), plus in each case interest on any delayed payment at the applicable federal rate provided for in Section 7872(f)(2)(A) of the Internal Revenue Code of 1986, as amended (the "Code").

     10.  Limitation of Benefits.
          ----------------------

          (a) Anything in this Agreement to the contrary notwithstanding, in the event it shall be determined that any payment or distribution by the Company to or for the benefit of the Executive (whether paid or payable or distributed or distributable pursuant to the terms of this Agreement or otherwise) (a "Payment") would be subject to the excise tax imposed by Section 4999 of the Code (the "Excise Tax"), then, prior to the making of any Payment to the Executive, a calculation shall be made comparing (i) the net benefit to the Executive of the Payment after payment of the Excise Tax, to (ii) the net benefit to the Executive if the Payment had been limited to the extent necessary to avoid being subject to the Excise Tax. If the amount calculated under (i) above is less than the amount calculated under (ii) above, then the Payment shall be limited to the extent necessary to avoid being subject to the Excise Tax (the "Reduced Amount"). In that event, the Executive shall direct which Payments are to be modified or reduced.


          (b) The determination of whether an Excise Tax would be imposed, the amount of such Excise Tax, and the calculation of the amounts referred to
Section 10(a)(i) and (ii) above shall be made by the Company's regular independent accounting firm at the expense of the Company or, at the election and expense of the Executive, another nationally recognized independent accounting firm (the "Accounting Firm") which shall provide detailed supporting calculations. Any determination by the Accounting Firm shall be binding upon the Company and the Executive. As a result of the uncertainty in the application of
Section 4999 of the Code at the time of the initial determination by the Accounting Firm hereunder, it is possible that Payments which the Executive was entitled to, but did not receive pursuant to Section 10(a), could have been made without the imposition of the Excise Tax ("Underpayment"). In such event, the Accounting Firm shall determine the amount of the Underpayment that has occurred and any such Underpayment plus interest on any delayed payment at the applicable federal rate provided for in section 9 above shall be promptly paid by the Company to or for the benefit of the Executive.

     (c) In the event that the provisions of Code Section 280G and 4999 or any successor provisions are repealed without succession, this Section 10 shall be of no further force or effect.

     11.  Restrictions on Conduct of Executive. Executive and the Company
          ------------------------------------
understand and agree that the purpose of the provisions of this Section 11 is to protect legitimate business interests of the Company, as more fully described below, and is not intended to eliminate Executive's post-employment competition with the Company per se, nor is it intended to impair or infringe upon Executive's right to work, earn a living, or acquire and possess property from the fruits of his labor. Executive hereby acknowledges that the post-employment restrictions set forth in this Section 11 are reasonable and that they do not, and will not, unduly impair his ability to earn a living after the termination of this Agreement. Therefore, subject to the limitations of reasonableness imposed by law upon the restrictions set forth herein by the time and geographical area described below, Executive shall be subject to the restrictions set forth in this Section 11.

          (a)  Definitions. The following capitalized terms used in this Section
               -----------
11 shall have the meanings assigned to them below, which definitions shall apply to both the singular and the plural forms of such terms:

               "Competitive Services" means providing enterprise resource planning or supply chain management software applications for discrete and batch-process mid-size manufacturing enterprises (i.e., enterprises having annual revenue of $20 million to $800 million). Attached as Exhibit C hereto is a list of those companies (which list shall deemed to include their affiliated entities and successors and assigns) which are considered by the Company as providing Competitive Services.

               "Confidential Information" means any confidential or proprietary information possessed by the Company or its affiliated entities or relating to its or their business, including without limitation, any confidential customer lists, details of client or consultant contracts, current and anticipated customer requirements, pricing policies, price lists, market studies, business plans, operational methods, marketing plans or strategies, product development techniques or plans, unannounced computer software programs, computer software program source code, data and documentation, data base technologies, computer program structures and architectures, inventions and ideas, past, current and planned research and development, compilations, devices, methods, techniques, processes, financial information and data, business acquisition plans, new personnel acquisition plans and any other information that would constitute a "trade secret(s)" under the common law or statutory law of the State of Georgia.

               "Determination Date" means the date of termination of Executive's employment with the Company for any reason whatsoever or any earlier date (during the Employment Period) of an alleged breach of the Restrictive Covenants by Executive.

               "Person" means any individual or any corporation, partnership, joint venture, association or other entity or enterprise.

               "Principal or Representative" means a principal, owner, partner, shareholder, joint venturer, investor, member, trustee, director, officer, manager, employee, agent, representative or consultant.

          "Protected Customers" means customers of the Company that purchased Competitive Services from the Company within one (1) year prior to the Determination Date.

          "Protected Employees" means employees of the Company who were employed by the Company at any time within six (6) months prior to the Determination Date.

          "Restricted Period" means the period extending: a) eighteen (18) months from the termination of Executive's employment by the Company for Cause or Disability or by the Executive without Good Reason or b) six (6) months from the termination of the Executive's employment by the Company without Cause or by the Executive for Good Reason.

          "Restricted Territory" means the following territory, in which Executive engages in the provision of Competitive Services on behalf of the
Company: the State of Georgia.

          "Restrictive Covenants" means the restrictive covenants contained in
Section 11 hereof.

     (b)  Restrictive Covenants.
          ---------------------

          (i)  Restriction on Disclosure and Use of Confidential Information.
               -------------------------------------------------------------
Executive understands and agrees that the Confidential Information constitutes a valuable asset of the Company and its affiliated entities, and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that Executive shall not, directly or indirectly, at any time during the Restricted Period reveal, divulge, or disclose to any Person not expressly authorized by the Company any Confidential Information, and Executive shall not, directly or indirectly, at any time during the Restricted Period use or make use of any Confidential Information in connection with any business activity other than that of the Company. The parties acknowledge and agree that this Agreement is not intended to, and does not, alter either the Company's rights or Executive's obligations under any state or federal statutory or common law regarding trade secrets and unfair trade practices.

          (ii) Nonsolicitation of Protected Employees. Executive understands and
               --------------------------------------
agrees that the relationship between the Company and each of its Protected Employees constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that during the Restricted Period Executive shall not directly or indirectly on Executive's own behalf or as a Principal or Representative of any Person or otherwise solicit or induce any Protected Employee to terminate his or her employment relationship with the Company or to enter into employment with any other Person.

          (iii) Nonsolicitation of Protected Customers. Executive understands
                --------------------------------------
and agrees that the relationship between the Company and each of its Protected Customers constitutes a valuable asset of the Company and may not be converted to Executive's own use. Accordingly, Executive hereby agrees that, during the Restricted Period, Executive shall not, without the prior written consent of the Company, directly or indirectly, on Executive's own behalf or as a Principal or Representative of any Person or otherwise, solicit a Protected Customer for the purpose of providing or selling Competitive Services; provided, however, that the prohibition of this covenant shall apply only to Protected Customers with whom Executive had Material Contact on the Company's behalf during the twelve
(12) months immediately preceding the Date of Termination. For purposes of this Agreement, Executive had "Material Contact" with a Protected Customer if (a) he had business dealings with the Protected Customer on the Company's behalf; (b) he was responsible for supervising or coordinating the dealings between the Company and the Protected Customer; or (c) he obtained Confidential Information about the customer as a result of his association with the Company.

          (iv)  Noncompetition with the Company. Executive understands and
                -------------------------------
agrees that, during the Restricted Period and within the Restricted Territory, he shall not, directly or indirectly, on his own or on behalf of any Person, be affiliated with as a Principal or Representative any Person engaged, in whole or in part, in the provision of Competitive Services in a capacity where Executive's duties or responsibilities for such Person will include strategic planning, policymaking or management; provided, however, that the provisions of
Section 11 shall not be deemed to prohibit (i) the ownership by Executive of any securities of the Company or its affiliated entities or not more than five percent (5%) of any class of securities of any corporation having a class of securities registered pursuant to the Exchange Act.

     (c)  Exceptions from Disclosure Restrictions. Anything herein to the
          ---------------------------------------
contrary notwithstanding, Executive shall not be restricted from disclosing or using Confidential Information that: (a) is or becomes generally available to the public other than as a result of an unauthorized disclosure by Executive or his agent; (b) becomes available to Executive in a manner that is not in contravention of applicable law from a source (other than the Company or its affiliated entities or one of its or their officers, employees, agents or representatives) that is not bound by a confidential relationship with the Company or its affiliated entities or by a confidentiality or other similar agreement; (c) was known to Executive on a non-confidential basis and not in contravention of applicable law or a confidentiality or other similar agreement before its disclosure to Executive by the Company or its affiliated entities or one of its or their officers, employees, agents or representatives; or (d) is required to be disclosed by law, court order or other legal process; provided, however, that in the event disclosure is required by law, Executive shall provide the Company with prompt notice of such requirement so that the Company may seek an appropriate protective order prior to any such required disclosure by Executive.

     (d)  Enforcement of Restrictive Covenants.
          ------------------------------------

             (i)   Rights and Remedies Upon Breach. In the event Executive
                   -------------------------------
breaches, or threatens to commit a breach of, any of the provisions of the Restrictive Covenants, the Company shall have the following rights and remedies, which shall be independent of any others and severally enforceable, and shall be in addition to, and not in lieu of, any other rights and remedies available to the Company at law or in equity:

                   (A) the right and remedy to enjoin, preliminarily and permanently, Executive from violating or threatening to violate the Restrictive Covenants and to have the Restrictive Covenants specifically enforced by any court of competent jurisdiction, it being agreed that any breach or threatened breach of the Restrictive Covenants would cause irreparable injury to the Company and that money damages would not provide an adequate remedy to the Company; and

                   (B) the right and remedy to require Executive to account for and pay over to the Company all compensation, profits, monies, accruals, increments or other benefits derived or received by Executive as the result of any transactions constituting a breach of the Restrictive Covenants.

             (ii)  Severability of Covenants. Executive acknowledges and agrees
                   -------------------------
that the Restrictive Covenants are reasonable and valid in time and scope and in all other respects. If any court determines that any of the Restrictive Covenants, or any part thereof, are invalid or unenforceable, the remainder of the Restrictive Covenants shall not thereby be affected and shall be given full effect, without regard to the invalid portions.

             (iii) Attorneys' Fees. In any action relating to the enforcement of
                   ---------------
the Restrictive Covenants, the prevailing party in such action shall be entitled to be paid any and all costs and expenses incurred by him or it in enforcing or establishing his or its rights thereunder, including, without limitation, reasonable attorneys' fees, whether suit be brought or not, and whether or not incurred in trial, bankruptcy or appellate proceedings.

     12. Successors.
         ----------

         (a) This Agreement is personal to Executive and without the prior written consent of the Company shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by Executive's legal representatives.

         (b) This Agreement shall inure to the benefit of and be binding upon the Company and its successors and assigns.

         (c) The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to assume expressly and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall mean the Company as hereinbefore defined and any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.

     13. Miscellaneous.
         -------------

         (a) This Agreement shall be governed by and construed in accordance with the laws of the State of Georgia, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect. This Agreement may not be amended or modified otherwise than-by a written agreement executed by the parties hereto or their respective successors and legal representatives.

         (b) All notices and other communications hereunder shall be in writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed as follows:

         If to Executive:

         Mr. Michael Casey
         900 Newport Court
         Alpharetta, Georgia 30005


         If to the Company:

         MAPICS, Inc.
         1000 Windward Concourse Parkway
         Suite 100
         Alpharetta, Georgia 30005
         Attention: Corporate Secretary

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

         (c) The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

         (d) The Company may withhold from any amounts payable under this Agreement such federal, state, local or foreign taxes as shall be required to be withheld pursuant to any applicable law or regulation.

          (e) Executive's or the Company's failure to insist upon strict compliance with any provision of this Agreement or the failure to assert any right Executive or the Company may have hereunder, including, without limitation, the right of Executive to terminate employment for Good Reason pursuant to Section 6(c)(i)-(v) of this Agreement, shall not be deemed to be a waiver of such provision or right or any other provision or right of this Agreement.

          (f) Executive and the Company acknowledge that, except as may otherwise be provided under any other written agreement between Executive and the Company, the employment of Executive by the Company is "at will". From and after the Effective Date, this Agreement shall supersede any other agreement between the parties with respect to the subject matter hereof, including without limitation any then-current employment agreement between the Company and Executive.

     IN WITNESS WHEREOF, Executive has hereunto set Executive's hand and, pursuant to the authorization from its Board of Directors, the Company has caused this Agreement to be executed in its name on its behalf by its undersigned officer thereunto, duly authorized, all as of the day and year first above written.

                                   _____________________________
                                   [Executive]


                                   MAPICS, INC.


                                   By: ______________________________________
                                       Richard C. Cook, Chief Executive Officer

                                    Exhibit A
                              Executive's Position
                              --------------------


Executive shall have the position of Chief Financial Officer of the Company, responsible for finance department functions for the Company, and shall report to the Chief Executive Officer of the Company. In the event of merger, sale or reorganization of the Company, Executive's position shall be as Chief Financial Officer of the parent or surviving entity resulting from any such transaction.

                                    EXHIBIT B
                                 Form of Release
                                 ---------------


        This Release ("Release") is granted effective as of the ____ day of _____, ____, by ________________ ("Executive") in favor of MAPICS, Inc. (the
"Company"). This is the Release referred to that certain Employment Agreement dated as of September ___, 2001 by and between the Company and Executive (the "Employment Agreement"). Executive gives this Release in consideration of the Company's promises and covenants as recited in the Employment Agreement, with respect to which this Release is an integral part.

        1. Release of the Company. Executive, for himself, his successors,
           ----------------------
assigns, attorneys, and all those entitled to assert his rights, now and forever hereby releases and discharges the Company and its respective officers, directors, stockholders, trustees, employees, agents, parent corporations, subsidiaries, affiliates, estates, successors, assigns and attorneys ("the Released Parties"), from any and all claims, actions, causes of action, sums of money due, suits, debts, liens, covenants, contracts, obligations, costs, expenses, damages, judgments, agreements, promises, demands, claims for attorney's fees and costs, or liabilities whatsoever, in law or in equity, which Executive ever had or now has against the Released Parties, including any claims arising by reason of or in any way connected with any employment relationship, including the Employment Agreement, which existed between the Company or any of its parents, subsidiaries, affiliates, or predecessors, and Executive. It is understood and agreed that this Release is intended to cover all actions, causes of action, claims or demands for any damage, loss or injury, which may be traced either directly or indirectly to the aforesaid employment relationship, or the termination of that relationship, that Executive has, had or purports to have, from the beginning of time to the date of this Release, whether known or unknown, that now exists, no matter how remotely they may be related to the aforesaid employment relationship including but not limited to claims for employment discrimination under federal or state law, except as provided in Paragraph 2; claims arising under Title VII of the Civil Rights Act, 42 U.S.C.
(S) 2000(e), et seq. or the Americans With Disabilities Act, 42 U.S.C. (S) 12101
             -- ---
et seq.; claims for statutory or common law wrongful discharge, including any
-- ---
claims arising under the Fair Labor Standards Act, 29 U.S.C. (S) 201 et seq.;
                                                                     -- ---
claims for attorney's fees, expenses and costs; claims for defamation; claims for wages or vacation pay; claims for benefits, including any claims arising under Executive Retirement Income Security Act, 29 U.S.C. (S) 1001, et seq.
                                                                    -- ---

        2. Release of Claims Under Age Discrimination in Employment Act. Without
           ------------------------------------------------------------
limiting the generality of the foregoing, Executive agrees that by executing this Release, he has released and waived any and all claims he has or may have as of the date of this Release for age discrimination under the Age Discrimination in Employment Act, 29 U.S.C. (S) 621, et seq. It is understood
                                                     -- ---
that Executive is advised to consult with an attorney prior to executing this Release; that he in fact has consulted a knowledgeable, competent attorney regarding this Release; that he may, before executing this Release, consider this Release for a period of twenty-one (21) calendar days; and that the consideration he receives for this Release is in addition to amounts to which he was already entitled. It is further understood that this Release is not effective until seven (7) calendar days after the execution of this Release and that Executive may revoke this Release within seven (7) calendar days from the date of execution hereof.

        Executive agrees that he has carefully read this Release and is signing it voluntarily. Executive acknowledges that he has had twenty one (21) days from receipt of this Release to review it prior to signing or that, if Executive is signing this Release prior to the expiration of such 21-day period, Executive is waiving his right to review the Release for such full 21-day period prior to signing it. Executive has the right to revoke this release within seven (7) days following the date of its execution by him. However, if Executive revokes this Release within such seven (7) day period, no severance benefit will be payable to him under the Employment Agreement and he shall return to the Company any such payment received prior to that date.

        EMPLOYEE HAS CAREFULLY READ THIS RELEASE AND ACKNOWLEDGES THAT IT CONSTITUTES A GENERAL RELEASE OF ALL KNOWN AND UNKNOWN CLAIMS AGAINST THE CORPORATION UNDER THE AGE DISCRIMINATION IN EMPLOYMENT ACT. EMPLOYEE ACKNOWLEDGES THAT HE HAS HAD A FULL OPPORTUNITY TO CONSULT WITH AN ATTORNEY OR OTHER ADVISOR OF HIS CHOOSING CONCERNING HIS EXECUTION OF THIS RELEASE AND THAT HE IS SIGNING THIS RELEASE VOLUNTARILY AND WITH THE FULL INTENT OF RELEASING THE CORPORATION FROM ALL SUCH CLAIMS.




                                        ______________________
                                        Executive





                                        Date:  _______________

                                    Exhibit C
                         Competitive Services Companies

    J.D. Edwards
    FrontStep
    Epicor
    IFS
    Powercerv
    QAD
    Invensys
    GEAC
    Gores Technology
    Aremissoft
    Infinium
    I2 Technologies
    Manugistics
    Oracle
    Ross
    Intentia
    Computer Associates Acacia group
    American Software
    Logility
    Synquest
    Viewlocity
    Adexa
    Peoplesoft
    SAP